UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2024

FLUENCE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
(Address of principal executive offices) (Zip Code)

(833) 358-3623
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On April 8, 2024, Fluence Energy, Inc. (the "Company") entered into Amendment No. 1 (the "Amendment") to that certain Syndicated Facility Agreement, dated November 22, 2023, with revolving commitments in an aggregate principal amount of $400 million (the "ABL Facility") by and among Fluence Energy, LLC, as parent borrower, the Company, as parent, the other borrowers party thereto, the other guarantors party thereto, the lenders party thereto, and Barclays Bank PLC, as administrative agent (the “Administrative Agent") (such agreement, the "Credit Agreement").
As of each of the date of the Amendment and the date hereof, the Company had zero balance outstanding under the ABL Facility. The Company estimates that it had total cash, cash equivalents, and restricted cash of approximately $540 million at March 31, 2024.
The Amendment provides (i) that during the period from March 29, 2024 through and including May 10, 2024, to the extent that no event of default is outstanding and there is no aggregate revolving credit exposure by the lenders thereunder, then the Administrative Agent may, but shall not be required to, issue an activation instruction with respect to the controlled accounts notwithstanding the existence of a full cash dominion period (as defined in the Credit Agreement) and (ii) that during the period from March 29, 2024 through and including May 10, 2024, to the extent that there is no aggregate revolving credit exposure by the lenders thereunder, then the amount of required excess availability (as defined under the Credit Agreement) shall be zero.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2024.
Item 2.02. Results of Operations and Financial Condition.
To the extent information in Item 1.01 of this Current Report on Form 8-K relates to a completed fiscal period, such information is incorporated by reference into this Item 2.02.
The information in this Item 2.02 of this Current Report on Form 8-K is furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as expressly stated by specific reference in such filing.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Financial Disclosure Advisory
The select unaudited financial information presented herein is preliminary and may change. The Company’s financial closing procedures with respect to the estimated financial information provided in this report are not yet complete, and as a result, the Company’s final results may vary from the preliminary results included in this report. The Company undertakes no obligation to update or supplement the preliminary financial information provided in this report until the Company releases its financial statements for the three months ended March 31, 2024. The preliminary financial information included in this report reflects the Company’s current estimates based on the most current information available to the Company's management.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding expected cash position at March 31, 2024. Forward-looking statements generally are identifiable by use of words such as “believe”, “expects”, “intends”, “anticipate”, “could potentially”, “plans to”, “estimates”, “projects”, and similar expressions. These forward-looking statements are based upon the Company’s present expectations, but the Company cannot assure investors that actual results will not vary from the expectations contained in the forward-looking statements. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: April 12, 2024	By:	/s/ Francis A. Fuselier
Francis A. Fuselier
Senior Vice President, General Counsel and Secretary